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                                                                   EXHIBIT 10.17

                            AMENDMENT NO. 1 TO LEASE

      THIS AMENDMENT NO. 1 TO LEASE is entered into this 16th day of November, 1999, by and between 1330 BROADWAY, hereinafter called "Landlord", and CYBERGOLD, INC., A DELAWARE CORPORATION, hereinafter called "Tenant".

      WHEREAS, by Lease dated July 15, 1999 (the "Lease") between Landlord and Tenant, Tenant leased office space on the 12th floor of the 1330 Broadway Building known as Suite 1200, 1330 Broadway, Oakland, California, consisting of approximately 14,247 rentable square feet and expiring on July 31, 2002, and,

      WHEREAS, Landlord and Tenant wish to enlarge the area of the Premises, and,

      WHEREAS, Landlord and Tenant wish to extend the expiration date of the Lease, and,

      WHEREAS, Landlord and Tenant wish to amend the security deposit, and,

      WHEREAS, Landlord and Tenant wish to amend the pro rata share, and,

      WHEREAS, Landlord and Tenant wish to amend the base monthly rent, and,

      WHEREAS, Landlord and Tenant wish to amend certain other provisions of the Lease,

      NOW, THEREFORE, FOR VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, IT IS MUTUALLY AGREED AS FOLLOWS:

      1.    Effective as of November 15, 1999 (the "Effective Date"), Section
1.1 of the Lease is hereby amended in its entirety to read as follows:

            1.1   Address of Premises:    1330 Broadway
                                          Suites 1200 and 1300
                                          Oakland, CA  94612

      2. The Tenant's name and notice address, as set forth in Section 1.2(b) of the Lease, is hereby amended to read as follows:

                                 CYBERGOLD, INC., A DELAWARE CORPORATION
                                 1330 Broadway, Suite 1200
                                 Oakland, CA  94612
                                 Attention:  Nat Goldhaber, CEO

                                 with a copy to:


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                                 Kenneth S. Katzoff
                                 Katzoff & Riggs
                                 3088 Claremont Avenue
                                 Berkeley, CA  94705

      3. Effective as of the Effective Date, Section 1.3 of the Lease is hereby amended in its entirety to read as follows:

      1.3   Rentable Area of Premises: Approximately 28,494 square feet

      4. Section 1.4 of the Lease is hereby amended in its entirety to read as follows:

      1.4   Term: (a)   Commencement Date: July 15, 1999

                  (b) For a term of: Sixty-Four (64) months (expiring November 30, 2004)

                  (c)   Option to Extend for Thirty-Six (36) months

      5. Effective as of the Effective Date, Section 1.5 of the Lease is hereby amended in its entirety to read as follows:

      1.5   Base Rent: $51,289.20 per month.

      6. Effective as of the Effective Date, Section 1.6 of the Lease is hereby amended in its entirety to read as follows:

      1.6   Security Deposit: $45,644.60

The difference between the initial Security Deposit, and the amended Security Deposit, in the amount of $25,644.60, is to be deposited by Tenant with Landlord prior to the Effective Date.

      7. Effective as of the Effective Date, Section 1.7 of the Lease is hereby amended in its entirety to read as follows:

      1.7   Proportionate Share: 9.72 Percent

      8. Section 1.8 ("Broker") of the Lease is hereby deleted in its entirety.

      9. The second sentence of Section 5.a. of the Lease (beginning with "Notwithstanding the foregoing" and ending with "delivered to Tenant.") is hereby deleted in its entirety.

      10. Section 6.b. of the Lease is hereby amended in its entirety to read as follows:

            b. Effective as of the first day of the thirteenth (13th) full calendar month of the initial term of this Lease and each twelve (12) months thereafter during the initial term, and effective as of the first day of the thirteenth (13th) full calendar


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      month of the Option Period and each twelve (12) months thereafter, the base monthly rent, exclusive of Tenant's share of Direct Expenses set forth in Article 8, shall be increased by Three Percent (3%).

      11. Section 18 ("Services and Utilities") of the Lease is hereby amended so as to add the following language between the ninth (9th) sentence (ending with "electric current consumed for such use.") and the tenth (10th) sentence (beginning with "Provided Tenant is not in default hereunder"):

      Tenant agrees to accept all existing equipment to the extent available located in the 13th Floor computer room, including the two (2) Liebert air conditioning units, raised floor and pre-action sprinkler systems (the "13th Floor Computer Room Equipment") in as-is condition, and Landlord makes no representations or warranties as to the condition of, or the sufficiency for Tenant's purposes of, the 13th Floor Computer Room Equipment. The parties agree and acknowledge that the 13th Floor Computer Room Equipment is the property of Landlord. Tenant shall, at its sole cost and expense, operate, maintain and repair, and at its election pay to Landlord the cost of removal or replacement of, the 13th Floor Computer Room Equipment. Tenant shall, at its sole cost and expense, pay for all utilities consumed by the 13th Floor Computer Room Equipment and equipment installed by Tenant in the 13th Floor Computer Room. Landlord, at Tenant's expense, shall cause an electric current meter to be installed for the 13th Floor computer room so as to measure the amount of electric current consumed by the 13th Floor Computer Room Equipment and equipment installed by Tenant in the 13th Floor Computer Room, or may establish usage calculations by means of a consultant selected by Landlord.

      12. Section 31 of the Lease is hereby amended in its entirety to read as follows:

      31. BROKERS. Tenant warrants that it has had no dealing with any real estate broker or agent in connection with the negotiation of its lease of Suite 1200 excepting only the broker named in Section 1.8, and it knows of no other real estate broker or agent who is entitled to a commission in connection with its lease of Suite 1200. In the event any claim is made for brokerage commissions, finder's fees or similar compensation by any person or entity other than the broker named in Section 1.8 in connection with Tenant's lease of Suite 1200 as the result of acts or action of Tenant, Tenant hereby agrees to, and shall indemnify and hold Landlord harmless for, from and against all


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      such claims, including costs, expenses and attorneys fees incurred by
      Landlord in connection with any such claim.

      In the event any claim is made for brokerage commissions, finder's fees or similar compensation by any person or entity other than the broker named in Section 1.8 in connection with Tenant's lease of Suite 1300 as the result of acts or action of Tenant, Tenant hereby agrees to, and shall indemnify and hold Landlord harmless for, from and against all such claims, including costs, expenses and attorneys fees incurred by Landlord in connection with any such claim. In the event that Landlord is required to pay a leasing commission to the broker named in Section 1.8 in connection with Tenant's lease of Suite 1300, Tenant shall reimburse Landlord for such commission payment. Such reimbursement shall be amortized over the remainder of the initial term of this Lease, and shall be paid as additional rent in equal monthly installments due on the first day of each month.

      13. Sections 33 ("Early Termination"), 34 ("Right of First Refusal") and 35 ("Option to Expand") of the Lease are hereby deleted in their entirety.

      14. The first sentence of Section 36.a. of the Lease is hereby amended in its entirety to read as follows:

      Tenant shall have the right to extend the initial term hereof for One (1) additional consecutive period of Thirty-Six (36) months ("Option Period"), commencing immediately upon the expiration of the initial term hereof, upon the same terms and conditions as are stated in this Lease except for base rent.

      15. Exhibit "B" to the Lease ("Floor Plan/Construction Obligations") is hereby amended so as to include Exhibit "B-1" attached hereto.

      16. After delivery of Suite 1300 to Tenant, Tenant shall execute a written acknowledgement of the date of commencement of its tenancy of Suite 1300, in the form attached hereto as Exhibit "C" and by this reference it shall be incorporated herein and in the Lease. In the event that the date identified as "Term Commencement Date" depicted on Exhibit "C" hereof is different than Effective Date stated in Section 1 of this Amendment 1, said Effective Date shall be modified to the date depicted on Exhibit "C" hereto.

      17. All terms used herein that are defined in the Lease shall have the same meanings as therein defined, except as amended by this Amendment 1. Except as amended by this Amendment 1, all the terms, covenants and conditions of the Lease are hereby


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ratified and affirmed and shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment 1 on the day and year first written above.

LANDLORD: 1330 BROADWAY



By:
   ----------------------------------
        Myron Zimmerman


TENANT: CYBERGOLD, INC., A DELAWARE CORPORATION



By:                                       By:
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                                   EXHIBIT B-1

                      FLOOR PLAN / CONSTRUCTION OBLIGATIONS

                                 CYBERGOLD, INC.

                            1330 BROADWAY, SUITE 1300

TENANT IMPROVEMENTS TO BE PERFORMED BY LANDLORD:

1.    Champoo Carpet

2.    Patch holes and touch up paint in some areas



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                                    EXHIBIT C

                         ACKNOWLEDGMENT OF COMMENCEMENT

1.1   (a)   Landlord: 1330 BROADWAY

      (b)   Tenant:   CYBERGOLD, INC., A CALIFORNIA CORPORATION

1.2   Location of Premises:   1330 Broadway, Suite 1300
                              Oakland, California  94612


1.3   Date of Acceptance:

1.4   Term Commencement Date:

1.5   Rent Commencement Date:

      The above terms are incorporated into this Acknowledgment of Commencement as indicated above and referenced herein.

      This Acknowledgment of Commencement is made with reference to that certain lease agreement (the "Lease") between the party designated in Section 1.1(a) as Landlord ("Landlord") and the party designated in Section 1.1(b) hereof as Tenant ("Tenant") dated as of July 15, 1999, and Amendment No. 1 thereto dated November 16, 1999, regarding the certain premises generally located as set forth in Section 1.2 hereof all as is more particularly set forth in the Lease (the "Premises"). Tenant certifies to Landlord and the holders of any indebtedness secured by the Building the following:

2.1   Tenant accepted possession of the Premises on the date set forth in
Section 1.3 and acknowledges that the Premises are as represented by Landlord and in good and sanitary order, condition and repair; and that the improvements, if any, required to be constructed for Tenant by Landlord under the Lease have been constructed and are satisfactorily completed in all respects.

2.2 That all conditions of the Lease to be performed by Landlord as a prerequisite to its full effectiveness, except punchlist items per Exhibit B to the Lease, have been satisfied and that Landlord has fulfilled all its duties of an inducement nature.

2.3   That the Commencement Date with respect to the Premises is as set forth in
Section 1.4.

2.4 That the Lease is in full force and effect and the same represents the entire agreement between Landlord and Tenant concerning the Premises. 2.5 That there are no existing defenses or offsets which Tenant has against the enforcement of the Lease by Landlord and no offsets or credits against rental.

2.6 That the minimum rental obligation of said Lease shall is presently in effect and that all rentals, charges and other obligations on the part of Tenant under the Lease commenced to


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accrue on the date specified in Section 1.5.


2.7 That the undersigned Tenant has not made any prior assignment, hypothecation, or pledge of said Lease or the rents thereunder.

LESSEE: CYBERGOLD, INC., A DELAWARE CORPORATION


By:
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